SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2008

Green Plains Renewable Energy, Inc.

 (Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 2, 2008, Green Plains Grain Company LLC, a wholly-owned subsidiary of Green Plains Renewable Energy, Inc., executed amendments to the Credit Agreement and Revolving Credit Note with First National Bank of Omaha (individually and collectively, the “Loan Amendments”). The original loan agreements were executed on April 3, 2008, to accommodate working capital requirements and refinance existing debt.

The Loan Amendments set forth the following changes:

•

Green Plains Grain Company LLC increased the principal amount of the Revolving Credit Note from $30 million to $35 million from July 2, 2008, through March 31, 2009.  Thereafter, the principal amount of the Revolving Credit Note returns to the original sum of  $30 million through the maturity date.

•

The calculation of the non-use fee, as set forth in the original Credit Agreement, will accrue on the average daily unused amount of $30 million. The non-use fee rate is unchanged by the increase in principal amount.

The Loan Amendments reflect changes in working capital requirements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1	Amendment to the Credit Agreement, signed on June 2, 2008.
10.2	Amendment to the Revolving Credit Note, signed on June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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